EXHIBIT 3.127
                               SECOND AMENDMENT TO
                        AGREEMENT AND DECLARATION OF TRUST
                       CONNECTICUT NATURAL GAS CORPORATION
                              EMPLOYEE BENEFIT TRUST


        THIS AMENDMENT is made and entered into this ______ day of

   _______________, 1997 by and between CONNECTICUT NATURAL GAS CORPORATION, a

   Connecticut corporation with its principal office in Hartford, Connecticut

   (hereinafter referred to as the "Grantor") and FLEET NATIONAL BANK, a bank with trust powers having a principal place of business in Hartford,

   Connecticut (hereinafter referred to as the "Trustee"),



                              W I T N E S S E T H :

        WHEREAS, by Agreement dated December 28, 1987 (the "Agreement"), the

   Grantor and the Trustee entered into a certain Agreement and Declaration of

   Trust known as the Connecticut Natural Gas Corporation Employee Benefit

   Trust; and

        WHEREAS, the parties reserved the right to amend the Agreement in

   Section 8.7 thereof; and

        WHEREAS, the Grantor wishes to amend the Agreement in the particulars set forth below; and

        WHEREAS, the Agreement was previously amended by a First Amendment thereto;

        NOW, THEREFORE, the Grantor and the Trustee agree as follows:

        1.   Section 7.2 is hereby deleted.

        2.   Except as hereinabove modified and amended, the Agreement shall remain in full force and effect.





        IN WITNESS WHEREOF, the Grantor and the Trustee have caused their corporate hands and seals to be hereunto affixed as of the date first above written.

   ATTEST:                       CONNECTICUT NATURAL GAS CORPORATION


   ____________________________  By_______________________________
                                   Its


   ATTEST:                       FLEET NATIONAL BANK


   ____________________________  By______________________________
                                   Its

   STATE OF CONNECTICUT     )
                            :  ss.              1997
   COUNTY OF HARTFORD       )

        Personally appeared ____________________________________,
   ______________________ of Connecticut Natural Gas Corporation as aforesaid, signer of the foregoing instrument, and acknowledged the same to be ______ free act and deed as such _______________________ and the free act and deed of said corporation, before me.

                                 __________________________________
                                 Commissioner of the Superior Court
                                 Notary Public
                                 My Commission Expires:


   STATE OF CONNECTICUT     )
                            :  ss.              1997
   COUNTY OF HARTFORD       )

        Personally appeared ____________________________________,
   ______________________ of Fleet National Bank, as aforesaid, signer of the foregoing instrument, and acknowledged the same to be ______ free act and deed as such _______________________ and the free act and deed of said corporation, before me.

                                 _________________________________
                                 Commissioner of the Superior Court
                                 Notary Public
                                 My Commission Expires:





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